Exhibit 99(b)
FIRST AMENDMENT TO PARTIAL TEMPORARY
ACCELERATED PAYMENT AGREEMENT
          THIS FIRST AMENDMENT TO PARTIAL TEMPORARY ACCELERATED PAYMENT AGREEMENT (this “Amendment No. 1”), is dated as of January 30, 2009, by and between Delphi Corporation (“Delphi”), on behalf of itself and its subsidiaries and Affiliates operating as debtors and debtors in possession in the Chapter 11 Cases (together with Delphi, the “Debtors”), and General Motors Corporation (“GM”). Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Agreement (as defined below).
          WHEREAS, Delphi, on behalf of itself and its subsidiaries and Affiliates operating as debtors and debtors in possession in the Chapter 11 Cases, and GM have entered into a Partial Temporary Accelerated Payment Agreement dated as of December 12, 2008 (the “Agreement”); and
          WHEREAS, Delphi and GM have agreed to amend the Agreement pursuant to this Amendment No. 1.
          NOW, THEREFORE, in consideration of the mutual promises, agreements, and covenants contained herein, each of the parties hereto hereby agrees as follows:
1.	Conditions Precedent to Effectiveness. This Amendment No. 1 will become effective on the “Effective Date” as defined in Amendment No. 3 to GM-Delphi Agreement dated January 30, 2009.

2.	Section 1 of the Agreement is hereby amended by adding the following definition in its correct alphabetical order:

“President’s Designee” shall have the meaning assigned such term in the Loan and Security Agreement by and between GM and The United States Department of the Treasury, dated as of December 31, 2008, as may be amended from time to time (the “GM-Treasury LSA”).

3.	The following new Section 12 is hereby added to the Agreement:

“12. Accelerated Pull-Forward Payments. Notwithstanding anything in this Agreement to the contrary:

(a) Initial Payables Advance. (i) On the Effective Date, GM will pay to DAS $50,000,000 of the Third Pull-Forward Payment (irrespective of whether the Acceleration Conditions are satisfied on such date) (the “First Earlier PFP”) and (ii) the balance of the Pull-Forward Payments will be paid in accordance with Section 3(a) of this Agreement.

(b) February 27, 2009 Condition. If GM and Delphi have not, on or before February 27, 2009, irrevocably executed and delivered an amendment to the GM-Delphi Agreement that increases the Tranche B Commitment to an aggregate amount no less than $350,000,000 (the “GM-Delphi Agreement Commitment Increase Amendment”), then (i) on February 27, 2009, GM will pay to DAS an additional $50,000,000 of the Third Pull-Forward Payment) (irrespective of whether the Acceleration Conditions are satisfied on such date) (the “Second Earlier PFP”) and (ii) the balance of the Pull-Forward Payments will be paid in accordance with Section 3(a) of this Agreement.

(c) March 25, 2009 Condition. If GM and Delphi have irrevocably executed and delivered the GM-Delphi Agreement Commitment Increase Amendment on or before February 27, 2009, then GM will pay to DAS the Second Earlier PFP (with the balance of the Pull-Forward Payments to be paid in accordance with Section 3(a) of this Agreement) on the earlier of (x) the date, if any, on which the President’s Designee has notified GM that the GM-Delphi Agreement Amendment is not permitted, in accordance with the terms of the GM-Treasury LSA and (y) March 25, 2009, unless the GM-Delphi Agreement Commitment Increase Amendment shall have become effective prior to such date.

(d) Conversion of Advance Payments. GM may, at its option and in its sole discretion, convert the First Earlier PFP and/or the Second Earlier PFP referenced in Sections 12(a), (b) and (c) above that have been paid to DAS into Tranche B Advances under the GM-Delphi Agreement; provided that the Tranche B Commitment under the GM-Delphi Agreement is simultaneously increased by any amount of the First Earlier PFP and the Second Earlier PFP so converted. Upon any such conversion of the First Earlier PFP or the Second Earlier PFP to Tranche B Advances, the GM payables owing to DAS shall automatically be reinstated by the aggregate amount of the First Earlier PFP and the Second Earlier PFP so converted and GM shall remain obligated to make Pull Forward Payments pursuant to Section 3(a) as if the First Earlier PFP or the Second Earlier PFP, as applicable, had never been accelerated pursuant to Sections 12(a), (b) and/or (c), as the case may be.

(e) Termination Date. Sections 12(b), 12(c) and 12(d) of this Agreement shall automatically be null and void and of no further force and effect on the Termination Date (as defined in Amendment No. 3 to GM-Delphi Agreement dated January 30, 2009 (the “GM-Delphi Agreement Third Amendment”)) in the event that the GM-Delphi Agreement Third Amendment is rendered null and void on the Termination Date in accordance with Section 4 thereof.

4.	Effect of Amendment. On and after the date hereof, each reference in the Agreement to “this Agreement, “ “hereunder, “ “hereof, “ “herein” or words of like import referring to the Agreement shall be deemed to mean the Agreement as amended by this Amendment No. 1. This Amendment No. 1 shall operate as an amendment of the provisions of the Agreement referred to specifically herein. The amendments to the Agreement contemplated by this Amendment No. 1 are limited precisely as written and shall not be deemed to be an amendment to any other terms or conditions of the Agreement. Except as specifically amended by this Amendment No. 1 and as set forth in the preceding sentence, the Agreement shall remain in full force and effect. Except as expressly provided herein, this Amendment No. 1 shall not be deemed to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of any other agreement between the parties.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

DELPHI CORPORATION,			GENERAL MOTORS CORPORATION
including on behalf of its Debtor subsidiaries
and Debtor Affiliates

By:	/s/ John D. Sheehan		By:	/s/ Walter G. Borst

	Name:	John D. Sheehan		Name:	Walter G. Borst
	Title:	Vice President, Chief Financial Officer		Title:	Treasurer

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